Exhibit 10.33

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October [__], 2023, between Biofrontera Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (including each purchaser’s successors and assigns, individually, a “Purchaser”, in the aggregate, the “Purchasers”).

Recitals

Subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each of the Purchasers, and each of the Purchasers desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

Terms and Conditions

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

ARTICLE I
Definitions

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Common Stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

“Per Combined Pre-Funded Warrant and Warrant Purchase Price” equals $[__], subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but on or prior to the Closing Date.

“Per Combined Share and Warrant Purchase Price” equals $[__], subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but on or prior to the Closing Date.

Securities Purchase Agreement	Page 1

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrants” means the warrants delivered to the Purchasers at Closing in accordance with Section 2.2(a) hereof, which Pre-Funded Warrants shall be exercisable immediately upon issuance and shall expire when exercised in full, in the form of Exhibit C attached hereto.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Registration Statement” means the effective registration statement with Commission File No. 333-274871, that registers the sale of the Securities to each of the Purchasers.

“Securities” means the Shares, Pre-Funded Warrants and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each of the Purchasers pursuant to this Agreement.

“Subscription Amount” means the aggregate amount to be paid for the Securities purchased hereunder as specified next to each Purchaser’s name on Exhibit A of this Agreement and next to the heading “Subscription Amount” in United States dollars and in immediately available funds.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Pre-Funded Warrants, the Warrants, the Lock-Up Agreements and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., and any successor transfer agent of the Company.

“Warrants” means the common stock purchase warrants delivered to the Purchasers at Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately upon issuance and may be exercised during a period of five years commencing from their issuance, in the form of Exhibit B attached hereto.

Securities Purchase Agreement	Page 2

ARTICLE II
Purchase and Sale

2.1 Closing.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each of the Purchasers, severally and not jointly, agree to purchase, the Securities identified in Exhibit A hereto. Each Purchaser’s Subscription Amount as set forth in Exhibit A hereto shall be made available for “Delivery Versus Payment” settlement with the Company or its designee. Each of the Purchasers shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to each Purchaser’s Subscription Amount as set forth in Exhibit A hereto and the Company shall deliver to each Purchaser the Securities in accordance with Exhibit A hereto, and the Company and each of the Purchasers shall deliver the other items set forth in Section 2.3 deliverable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of the Company, 120 Presidential Way, Suite 330, Woburn, Massachusetts 01801, or such other location or by electronic exchange of documents, as the parties shall mutually agree. Roth Capital Partners, LLC (“Roth”), is serving as placement agent solely for certain investors in this offering identified in agreements with the Company; unless otherwise specifically indicated in writing by Roth, Roth, is not serving as a placement agent in connection with the offer and sale of the Securities to any Purchaser. The Securities are being issued directly by the Company to each of the Purchasers.

(b) Unless otherwise directed by a Purchaser, settlement of the Shares and Warrants shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the Securities registered in the Purchasers’ names and addresses and released by the Transfer Agent directly to the account(s) identified by each Purchaser and payment therefor shall be made by each Purchaser by wire transfer to the Company). To the extent there are any Pre-Funded Warrants issuable under this Agreement, the Company will deliver the Pre-Funded Warrants to each Purchase via first class mail to address provided by such Purchaser.

(c) Notwithstanding anything herein to the contrary, if at any time on or after the time of execution of this Agreement by the Company and an applicable Purchaser, through, and including the time immediately prior to the Closing (the “Pre-Settlement Period”), if such Purchaser sells to any Person all, or any portion, of any Security to be issued hereunder to such Purchaser at the Closing (collectively, the “Pre-Settlement Securities”), such Purchaser shall, automatically hereunder (without any additional required actions by such Purchaser or the Company), be deemed to be unconditionally bound to purchase, and the Company shall be deemed unconditionally bound to sell, such Pre-Settlement Securities to such Purchaser at the Closing; provided, that the Company shall not be required to deliver any Pre-Settlement Securities to such Purchaser prior to the Company’s receipt of the Subscription Amount for such Pre-Settlement Securities hereunder; provided, further, that the Company hereby acknowledges and agrees that the forgoing shall not constitute a representation or covenant by such Purchaser as to whether or not such Purchaser will elect to sell any Pre-Settlement Securities during the Pre-Settlement Period. The decision to sell any Securities will be made in the sole discretion of such Purchaser from time to time, including during the Pre-Settlement Period.

[(d) Notwithstanding anything to the contrary herein and each Purchaser’s subscription amount set forth in Exhibit A hereto, the number of Securities purchased by a Purchaser (and its Affiliates) hereunder shall not, when aggregated with all other Securities owned by such Purchaser (and its Affiliates) at such time, result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) in excess of 9.99% of the then issued and outstanding Common Stock outstanding at the Closing (the “Beneficial Ownership Maximum”), and such Purchaser’s subscription amount, to the extent it would otherwise exceed the Beneficial Ownership Maximum immediately prior to the Closing, shall be conditioned upon the issuance of Securities at the Closing to the other Purchasers signatory hereto. To the extent that a Purchaser’s beneficial ownership of the Securities would otherwise be deemed to exceed the Beneficial Ownership Maximum, such Purchasers’ subscription amount shall automatically be reduced as necessary in order to comply with this paragraph.]

Securities Purchase Agreement	Page 3

2.2 Prospectus. Each Purchaser represents to the Company that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Prospectus contained in the Registration Statement filed by the Company with the Commission, if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act), that have been or will be filed with the Commission and delivered to each Purchaser on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Securities, the terms of the Offering and the Company. Each Purchaser acknowledges that, prior to the delivery of this Agreement by it to the Company, each Purchaser will receive certain additional information regarding the Offering, including pricing information. Such information may be provided to the Purchasers by any means permitted under the Securities Act, including a free writing prospectus and oral communications.

2.3 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchasers the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver via The Depository Trust Company Deposit or Withdrawal at Custodian system: (i) Shares equal to the number of Shares designated in Exhibit A as “Number of Shares Subscribed For,” and (ii) Warrants equal to the number of Warrants designated in Exhibit A as “Total Number of Warrants Subscribed For,” in each case, registered in the name of the respective Purchaser;

(iii) for each Purchaser of Pre-Funded Warrants pursuant to Section 2.1, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the number of Pre-Funded Warrants designated in Exhibit A as “Number of Pre-Funded Warrants Subscribed For”, subject to adjustment therein; and

(iv) the Prospectus (which may be delivered in accordance with Rule 172 under the Securities Act).

(b) On or prior to the Closing Date, the Purchasers shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchasers; and

(ii) each Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) all obligations and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

Securities Purchase Agreement	Page 4

(ii) the delivery by the Purchasers of the items set forth in Section 2.3(b) of this Agreement.

(b) The obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) all obligations and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(ii) the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(iii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(iv) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, from the date hereof and at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, makes it reasonably impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III
Miscellaneous

3.1 Termination. This Agreement may be terminated by the Purchasers or by the Company by written notice to the other party if the Closing has not been consummated on or before [__], 2023; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

3.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

3.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Securities Purchase Agreement	Page 5

3.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Following the Closing, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

3.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns only, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

3.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such court is an improper or inconvenient venue for such suit, action or Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence a suit, action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such suit, action or Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such suit, action or Proceeding.

3.8 Execution. This Agreement may be executed by electronic signature and in counterparts, all of which when taken together shall be considered one and the same agreement and this Agreement shall become effective when each party has delivered its signature to the other party. In the event that any signature is delivered by electronic signature, facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed), with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

3.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Securities Purchase Agreement	Page 6

3.10 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

3.11 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

3.12 Liquidated Damages. The Company’s obligation to pay any amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid amounts have been paid, notwithstanding the fact that the instrument or security pursuant to which such amounts are due and payable shall have been canceled.

3.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

3.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Pages Follow]

Securities Purchase Agreement	Page 7

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[__],		Address for Notice:

Biofrontera Inc.
120 Presidential Way, Suite 330
By:		Woburn, Massachusetts 01801
	E. Fred Leffler, III	Attention:[__________________]
	Chief Financial Officer	Email: [__________________]

With a copy to (which shall not constitute notice):

McGuireWoods LLP

1251 Avenue of the Americas, 20th Floor

New York, New York 10020

Attention: Stephen Older

Email: solder@mcguirewoods.com

Common Stock Purchase Agreement	Company Signature Page

IN WITNESS WHEREOF, the undersigned has caused this Common Stock Purchase Agreement to be duly executed by an authorized signatory as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Pre-Funded Warrant (if not same address for notice):

DWAC information for Shares and Warrants

Common Stock Purchase Agreement	Signature Page

EXHIBIT A

Investor	Subscription Amount	Number of Shares Subscribed For	Number of Pre- Funded Warrants Subscribed For	Number of Warrants Subscribed For
[__]	$[__]	[__]	[___]	[___]

Common Stock Purchase Agreement	Signature Page

EXHIBIT B

Form of Warrant

[see attached]

Common Stock Purchase Agreement	Signature Page

EXHIBIT C

Form of Pre-Funded Warrant

[see attached]

Common Stock Purchase Agreement	Signature Page